PALM KEY VILLAGE - FLORIDA

SUN
SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER 2019

CAVA ROBLES - CALIFORNIA

SUN N FUN RV RESORT - FLORIDA

CAROLINA PINES - SOUTH CAROLINA

NEWS RELEASE
October 23, 2019

Sun Communities, Inc. Reports 2019 Third Quarter Results

Southfield, Michigan, October 23, 2019 – Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates, or has an interest in, manufactured housing (“MH”) and recreational vehicle (“RV”) communities, today reported its third quarter results for 2019.

Financial Results for the Quarter and Nine Months Ended September 30, 2019

For the quarter ended September 30, 2019, total revenues increased $39.0 million, or 12.1 percent, to $362.4 million compared to $323.4 million for the same period in 2018. Net income attributable to common stockholders was $57.0 million, or $0.63 per diluted common share, for the quarter ended September 30, 2019, as compared to net income attributable to common stockholders of $46.1 million, or $0.56 per diluted common share, for the same period in 2018.

For the nine months ended September 30, 2019, total revenues increased $109.4 million, or 12.8 percent, to $962.2 million compared to $852.8 million for the same period in 2018. Net income attributable to common stockholders was $131.7 million, or $1.50 per diluted common share, for the nine months ended September 30, 2019, as compared to net income attributable to common stockholders of $96.5 million, or $1.19 per diluted common share, for the same period in 2018.

Non-GAAP Financial Measures and Portfolio Performance

•
Core Funds from Operations (“Core FFO”)(1) for the quarter ended September 30, 2019, was $1.46 per diluted share and OP unit (“Share”) as compared to $1.35 in the prior year, an increase of 8.1 percent.

•	Same Community(2) Net Operating Income (“NOI”)(1) increased by 7.2 percent for the quarter ended September 30, 2019, as compared to the same period in 2018.

•	Same Community(2) Occupancy increased by 210 basis points to 98.3 percent, as compared to 96.2 percent at September 30, 2018.

•	Revenue Producing Sites increased by 766 sites for the quarter ended September 30, 2019, bringing total portfolio occupancy to 96.7 percent.

Gary Shiffman, Chief Executive Officer of Sun Communities stated, “During the third quarter, we continued our consistent track record of delivering strong organic growth, as portfolio-wide occupancy gains along with tight cost controls contributed to 7.2 percent same community NOI growth. These results were further enhanced by the solid performance at our recent acquisitions. Despite a competitive acquisition environment, Sun has completed over $444.0 million of transactions year to date which will strengthen our growth over time.  We believe that our ability to address sellers’ needs for flexible exit and monetization strategies will continue to be a competitive advantage in our pursuit of accretive acquisitions.”

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OPERATING HIGHLIGHTS

Portfolio Occupancy

Total portfolio occupancy was 96.7 percent at September 30, 2019, compared to 96.1 percent at September 30, 2018.

During the quarter ended September 30, 2019, revenue producing sites increased by 766 sites, as compared to 628 revenue producing sites gained during the third quarter of 2018, a 22.0 percent increase.

During the nine months ended September 30, 2019, revenue producing sites increased by 2,005 sites, as compared to an increase of 1,878 revenue producing sites during the nine months ended September 30, 2018, a 6.8 percent increase.

Same Community(2) Results

For the 345 communities owned and operated by the Company since January 1, 2018, NOI(1) for the quarter ended September 30, 2019, increased 7.2 percent over the same period in 2018, as a result of a 6.1 percent increase in revenues, and 3.9 percent increase in operating expenses. Same Community occupancy(3) increased to 98.3 percent at September 30, 2019 from 96.2 percent at September 30, 2018.

For the nine months ended September 30, 2019, NOI(1) increased 7.2 percent over the same period in 2018, as a result of a 6.2 percent increase in revenues, and a 3.9 percent increase in operating expenses.

Home Sales

During the quarter ended September 30, 2019, the Company sold 906 homes as compared to 971 homes sold during the same period in 2018. New home sales volume increased 14.4 percent to 167 new home sales for the quarter ended September 30, 2019, as compared to 146 homes in the same period in 2018. Rental home sales, which are included in total home sales, were 317 in 2019, as compared to 316 sold during 2018.

During the nine months ended September 30, 2019, 2,631 homes were sold compared to 2,751 for the same period in 2018. New home sales volume increased 11.7 percent to 431 new home sales for the nine months ended September 30, 2019, as compared to 386 homes during the same period in 2018. Rental home sales, which are included in total home sales, were 859 in 2019, an increase of 4.1 percent over the 825 sold during 2018.

PORTFOLIO ACTIVITY

Acquisitions

During the quarter ended September 30, 2019, the Company acquired the following communities:

Community Name	Type	Sites		Expansion Sites	State	Total Purchase Price (in millions)	Month Acquired
Glen Ellis	RV	244		40	NH	$6.0	September
Leisure Point Resort	MH / RV	502	(1)	—	DE	$44.5	September
Chincoteague Island	RV	—		—	VA	$19.5	August
Reunion Lake	RV	202		69	LA	$23.5	July
(1) Contains 201 MH sites and 301 RV sites.

For the nine months ended September 30, 2019, the Company acquired 14 communities, totaling 5,058 sites, for a total purchase price of $444.2 million.

Pending Transaction - Jensen Portfolio

On August 22, 2019, the Company entered into an agreement to acquire a 31-community manufactured housing portfolio (the “Jensen Portfolio”) for $343.6 million. The Jensen Portfolio has 5,230 operating sites and 466 additional sites available for development. The 31 communities are located in eight states across the eastern United States. The purchase price will be paid through a combination of $274.8 million shares of common stock and cash consideration. We expect to acquire the Jensen Portfolio no later than October 31, 2019. However, the closing is subject to the satisfaction of customary closing conditions, including obtaining certain third party consents. If these conditions are not satisfied or waived, or if the merger agreement is otherwise terminated in accordance with its terms, then the acquisition will not be consummated.

Construction Activity

During the quarter ended September 30, 2019, the Company completed the construction of 485 sites at the following ground-up developments:

Community Name	Type	State	Completed Construction Sites	Remaining Construction Sites (1)
Carolina Pines	RV	SC	105	460
Jellystone Golden Valley	RV	NC	113	202
River Run Ranch	RV	CO	215	929
Smith Creek Crossing	MH	CO	52	258
(1) Remaining sites are approximate and may be adjusted as final construction is completed.

During the quarter ended September 30, 2019, the Company completed the construction of 177 expansion sites in three communities. Year to date, the Company has completed the construction of 365 expansion sites in 10 communities. The Company expects to complete the construction of an additional 800 to 1,000 expansion sites by year end.

BALANCE SHEET AND CAPITAL MARKETS ACTIVITY

Series A-4 Preferred Stock and Series A-4 Preferred OP Units Conversion

The Company intends to convert 1,051,501 shares of Series A-4 preferred stock and 405,656 Series A-4 preferred OP units issued by the Operating Partnership into its common stock and common OP units. Each share of Series A-4 preferred stock is convertible into approximately 0.4444 shares of common stock and each Series A-4 preferred OP unit is convertible into approximately 0.4444 common OP units. The Company has the right under its charter and the Operating Partnership’s partnership agreement to convert these securities, if at any time after November 26, 2019, the volume weighted average of the daily volume weighted average price of a share of its common stock on the New York Stock Exchange is equal to or greater than $64.97 for at least 20 trading days in a period of 30 consecutive trading days (the “Pricing Target”). On October 17, 2019, the Company’s Board of Directors approved the conversion of all of the Series A-4 preferred stock and Series A-4 preferred OP units into common stock and common OP units, respectively, provided that the Pricing Target is satisfied on November 27, 2019. If the Pricing target is satisfied, the conversion is expected to occur on December 13, 2019.

Debt Transactions

As of September 30, 2019, the Company had $3.3 billion of debt outstanding. The weighted average interest rate was 4.3 percent and the weighted average maturity was 9.8 years. The Company had $26.2 million of unrestricted cash on hand. At period-end the Company’s net debt to trailing twelve month Recurring EBITDA(1) ratio was 5.3 times.

During the quarter ended September 30, 2019, the Company completed a $250.0 million ten-year term loan transaction which carries an interest rate of 2.925 percent.  Concurrently, the Company repaid a $134.0 million term loan which was due to mature in May 2023.

GUIDANCE 2019

The Company is revising its 2019 guidance for the following metrics:

	Previous Range FY 2019E	Revised Range FY 2019E	4Q 2019E
Net Income per fully diluted share	$1.81 - $1.87	$1.77 - $1.81	$0.28 - $0.32
Core FFO (1) per fully diluted share	$4.84 - $4.90	$4.86 - $4.90	$1.04 - $1.08

Same Community(2) Portfolio
Number of communities: 345

2019E Change %
Income from real property	6.0% - 6.2%
Total property operating expenses	4.1% - 4.5%
Net operating income (1)	6.8% - 7.2%

Guidance estimates include the 31-community Jensen Portfolio acquisition, which is expected to close by October 31, 2019, and exclude any other prospective acquisitions and capital markets activity.

Core FFO(1) per Share estimates assume certain gain and loss items that management considers unrelated to the operational and financial performance of our core business will be adjusted from FFO(1). The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company’s current assessment of economic and market conditions, as well as other risks outlined below under the caption “Forward-Looking Statements.”

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter operating results will be held on Thursday, October 24, 2019 at 11:00 A.M. (ET). To participate, call toll-free 877-407-9039. Callers outside the U.S. or Canada can access the call at 201-689-8470. A replay will be available following the call through November 7, 2019 and can be accessed toll-free by calling 844-512-2921 or 412-317-6671. The Conference ID number for the call and the replay is 13694212. The conference call will be available live on Sun Communities’ website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of September 30, 2019, owned, operated, or had an interest in a portfolio of 389 communities comprising over 134,000 developed sites in 32 states and Ontario, Canada.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CONTACT

Please address all inquiries to our investor relations department at our website www.suncommunities.com, by phone to (248) 208-2500, by email to investorrelations@suncommunities.com or by mail to Sun Communities, Inc. Attn: Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

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Forward-Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company’s control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, changes in market rates of interest, changes in foreign currency exchange rates, the ability of manufactured home buyers to obtain financing and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in its periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company’s Annual Report on Form 10-K.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
RBC Capital Markets	Wes Golladay	(440) 715-2650	wes.golladay@rbccm.com
Robert W. Baird & Co.	Drew Babin	(610) 238-6634	dbabin@rwbaird.com
Wells Fargo	Todd Stender	(562) 637-1371	todd.stender@wellsfargo.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media, or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500

3rd Quarter 2019 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of September 30, 2019)

3rd Quarter 2019 Supplemental Information     2          Sun Communities, Inc.

Balance Sheets
(amounts in thousands)

	(Unaudited)
	September 30, 2019	December 31, 2018
Assets
Land	$1,311,103	$1,201,945
Land improvements and buildings	6,200,895	5,586,250
Rental homes and improvements	614,002	571,661
Furniture, fixtures and equipment	251,363	201,090
Investment property	8,377,363	7,560,946
Accumulated depreciation	(1,619,924)	(1,442,630)
Investment property, net	6,757,439	6,118,316
Cash and cash equivalents	26,198	50,311
Marketable securities	64,818	49,037
Inventory of manufactured homes	55,234	49,199
Notes and other receivables, net	174,934	160,077
Collateralized receivables, net (4)	93,054	106,924
Other assets, net	226,177	176,162
Total Assets	$7,397,854	$6,710,026
Liabilities
Mortgage loans payable	$2,967,128	$2,815,957
Secured borrowings on collateralized receivables (4)	93,669	107,731
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,277
Preferred OP units - mandatorily redeemable	34,663	37,338
Lines of credit (5)	140,632	128,000
Distributions payable	69,726	63,249
Advanced reservation deposits and rent	137,797	133,698
Other liabilities	242,119	157,862
Total Liabilities	3,720,983	3,479,112
Commitments and contingencies
Series A-4 preferred stock	31,402	31,739
Series A-4 preferred OP units	9,540	9,877
Series D preferred OP units	51,248	—
Equity Interests - NG Sun LLC and NG Whitewater	27,461	21,976
Stockholders' Equity
Common stock	907	864
Additional paid-in capital	4,854,958	4,398,949
Accumulated other comprehensive loss	(2,825)	(4,504)
Distributions in excess of accumulated earnings	(1,353,214)	(1,288,486)
Total Sun Communities, Inc. stockholders' equity	3,499,826	3,106,823
Noncontrolling interests
Common and preferred OP units	49,540	53,354
Consolidated variable interest entities	7,854	7,145
Total noncontrolling interests	57,394	60,499
Total Stockholders' Equity	3,557,220	3,167,322
Total Liabilities, Temporary Equity and Stockholders' Equity	$7,397,854	$6,710,026

3rd Quarter 2019 Supplemental Information     3          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2019	September 30, 2018	Change	% Change	September 30, 2019	September 30, 2018	Change	% Change
Revenues
Income from real property (excluding transient revenue)	$202,205	$184,414	$17,791	9.6%	$588,272	$536,704	$51,568	9.6%
Transient revenue	54,218	45,193	9,025	20.0%	111,029	88,784	22,245	25.1%
Revenue from home sales	49,805	46,131	3,674	8.0%	136,665	122,248	14,417	11.8%
Rental home revenue	14,444	13,589	855	6.3%	42,827	39,957	2,870	7.2%
Ancillary revenue	31,999	27,608	4,391	15.9%	57,746	46,207	11,539	25.0%
Interest income	4,770	5,256	(486)	(9.2)%	14,489	15,849	(1,360)	(8.6)%
Brokerage commissions and other revenues, net	5,002	1,222	3,780	309.3%	11,190	3,073	8,117	264.1%
Total Revenues	362,443	323,413	39,030	12.1%	962,218	852,822	109,396	12.8%
Expenses
Property operating and maintenance	79,095	71,656	7,439	10.4%	202,892	181,977	20,915	11.5%
Real estate taxes	15,399	14,533	866	6.0%	46,455	42,445	4,010	9.4%
Cost of home sales	36,318	33,692	2,626	7.8%	100,030	91,195	8,835	9.7%
Rental home operating and maintenance	6,008	6,236	(228)	(3.7)%	15,887	16,778	(891)	(5.3)%
Ancillary expenses	18,707	15,361	3,346	21.8%	38,288	28,985	9,303	32.1%
Home selling expenses	3,988	4,043	(55)	(1.4)%	10,938	11,319	(381)	(3.4)%
General and administrative expenses	22,975	19,763	3,212	16.3%	68,559	60,972	7,587	12.4%
Catastrophic weather related charges, net	341	173	168	97.1%	1,302	(1,987)	3,289	(165.5)%
Depreciation and amortization	76,532	71,982	4,550	6.3%	229,241	206,192	23,049	11.2%
Loss on extinguishment of debt	12,755	528	12,227	2,315.7%	13,478	1,255	12,223	973.9%
Interest expense	32,219	33,932	(1,713)	(5.0)%	99,894	98,321	1,573	1.6%
Interest on mandatorily redeemable preferred OP units / equity	1,216	1,142	74	6.5%	3,491	2,551	940	36.8%
Total Expenses	305,553	273,041	32,512	11.9%	830,455	740,003	90,452	12.2%
Income Before Other Items	56,890	50,372	6,518	12.9%	131,763	112,819	18,944	16.8%
Remeasurement of marketable securities	12,661	—	12,661	N/A	16,548	—	16,548	N/A
Other income / (expense), net (6)	(4,408)	1,231	(5,639)	(458.1)%	(1,489)	(3,214)	1,725	(53.7)%
Income from nonconsolidated affiliates	77	126	(49)	(38.9)%	814	59	755	1,279.7%
Current tax expense	(420)	(213)	(207)	97.2%	(906)	(612)	(294)	48.0%
Deferred tax benefit / (expense)	(349)	199	(548)	(275.4)%	(36)	434	(470)	(108.3)%
Net Income	64,451	51,715	12,736	24.6%	146,694	109,486	37,208	34.0%
Less: Preferred return to preferred OP units / equity	(1,599)	(1,152)	447	38.8%	(4,640)	(3,335)	1,305	39.1%
Less: Amounts attributable to noncontrolling interests	(5,422)	(4,071)	1,351	33.2%	(9,048)	(8,392)	656	7.8%
Net Income attributable to Sun Communities, Inc.	57,430	46,492	10,938	23.5%	133,006	97,759	35,247	36.1%
Less: Preferred stock distribution	(428)	(432)	(4)	(0.9)%	(1,288)	(1,305)	(17)	(1.3)%
Net Income attributable to Sun Communities, Inc. common stockholders	$57,002	$46,060	$10,942	23.8%	$131,718	$96,454	$35,264	36.6%

Weighted average common shares outstanding - basic	89,847	81,599	8,248	10.1%	87,499	80,022	7,477	9.3%
Weighted average common shares outstanding - diluted	90,332	82,081	8,251	10.1%	87,931	80,024	7,907	9.9%

Basic earnings per share	$0.63	$0.56	$0.07	12.5%	$1.49	$1.19	$0.30	25.2%
Diluted earnings per share	$0.63	$0.56	$0.07	12.5%	$1.50	$1.19	$0.31	26.1%

3rd Quarter 2019 Supplemental Information     4          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of September 30, 2019

	Number of Units/Shares Outstanding	Conversion Rate*	If Converted	Issuance Price per unit*	Annual Distribution Rate*
Non-convertible securities
Common shares	90,683	N/A	N/A	N/A	$3.00^

Convertible securities
Series A-1 preferred OP units	316	2.4390	771	$100	6.0%
Series A-3 preferred OP units	40	1.8605	75	$100	4.5%
Series A-4 preferred OP units	406	0.4444	180	$25	6.5%
Series C preferred OP units	310	1.1100	345	$100	4.5%
Series D preferred OP units	489	0.8000	391	$100	3.8%
Common OP units	2,282	1.0000	2,282	N/A	Mirrors common shares distributions
Series A-4 preferred stock	1,052	0.4444	468	$25	6.5%
^ Annual distribution is based on the last quarterly distribution annualized.

Capitalization - As of September 30, 2019

Equity	Shares	Share Price*	Total
Common shares	90,683	$148.45	$13,461,891
Common OP units	2,282	$148.45	338,763
Subtotal	92,965		$13,800,654

Series A-1 preferred OP units	771	$148.45	$114,455
Series A-3 preferred OP units	75	$148.45	11,134
Series A-4 preferred OP units	180	$148.45	26,721
Series C preferred OP units	345	$148.45	51,215
Series D preferred OP units	391	$148.45	58,044
Total diluted shares outstanding	94,727		$14,062,223

Debt
Mortgage loans payable			$2,967,128
Secured borrowings on collateralized receivables (4)			93,669
Preferred Equity - Sun NG Resorts - mandatorily redeemable			35,249
Preferred OP units - mandatorily redeemable			34,663
Lines of credit (5)			140,632
Total debt			$3,271,341

Preferred
Series A-4 preferred stock	1,052	$25.00	$26,300
Total Capitalization			$17,359,864

3rd Quarter 2019 Supplemental Information     5          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

3rd Quarter 2019 Supplemental Information     6          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO
(amounts in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net income attributable to Sun Communities, Inc. common stockholders	$57,002	$46,060	$131,718	$96,454
Adjustments
Depreciation and amortization	76,692	72,269	229,698	206,892
Remeasurement of marketable securities	(12,661)	—	(16,548)	—
Amounts attributable to noncontrolling interests	4,839	4,311	7,720	7,724
Preferred return to preferred OP units	530	549	1,594	1,654
Preferred distribution to Series A-4 preferred stock	428	432	1,288	1,305
Gain on disposition of assets, net	(7,334)	(6,603)	(21,083)	(16,977)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$119,496	$117,018	$334,387	$297,052
Adjustments
Other acquisition related costs (8)	375	345	902	781
Loss on extinguishment of debt	12,755	528	13,478	1,255
Catastrophic weather related charges, net	363	173	1,339	(1,987)
Loss of earnings - catastrophic weather related (9)	(377)	325	—	975
Other (income) / expense (6)	4,408	(1,231)	1,489	3,214
Ground lease intangible write-off	—	—	—	817
Deferred tax (benefit) / expense	349	(199)	36	(434)
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$137,369	$116,959	$351,631	$301,673

Weighted average common shares outstanding - basic	89,847	81,599	87,499	80,022
Add
Common stock issuable upon conversion of stock options	1	2	1	2
Restricted stock	484	480	431	633
Common OP units	2,284	2,731	2,498	2,735
Common stock issuable upon conversion of Series A-4 preferred stock	467	472	467	472
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	75
Common stock issuable upon conversion of Series A-1 preferred OP units	780	813	792	825
Common stock issuable upon conversion of Aspen preferred OP units	—	448	—	—
Weighted average common shares outstanding - fully diluted	93,938	86,620	91,763	84,764

FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.27	$1.35	$3.64	$3.50
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted	$1.46	$1.35	$3.83	$3.56

3rd Quarter 2019 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA
(amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net Income attributable to Sun Communities, Inc. common stockholders	$57,002	$46,060	$131,718	$96,454
Adjustments
Depreciation and amortization	76,532	71,982	229,241	206,192
Loss on extinguishment of debt	12,755	528	13,478	1,255
Interest expense	33,435	35,074	103,385	100,872
Current tax expense	420	213	906	612
Deferred tax (benefit) / expense	349	(199)	36	(434)
Income from nonconsolidated affiliates	(77)	(126)	(814)	(59)
Less: Gain on dispositions of assets, net	(7,334)	(6,603)	(21,083)	(16,977)
EBITDAre (1)	$173,082	$146,929	$456,867	$387,915
Adjustments
Catastrophic weather related charges, net	341	173	1,302	(1,987)
Remeasurement of marketable securities	(12,661)	—	(16,548)	—
Other (income) / expense, net (6)	4,408	(1,231)	1,489	3,214
Preferred return to preferred OP units / equity	1,599	1,152	4,640	3,335
Amounts attributable to noncontrolling interests	5,422	4,071	9,048	8,392
Preferred stock distribution	428	432	1,288	1,305
Plus: Gain on dispositions of assets, net	7,334	6,603	21,083	16,977
Recurring EBITDA (1)	$179,953	$158,129	$479,169	$419,151

3rd Quarter 2019 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI
(amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Net Income attributable to Sun Communities, Inc. common stockholders	$57,002	$46,060	$131,718	$96,454
Other revenues	(9,772)	(6,478)	(25,679)	(18,922)
Home selling expenses	3,988	4,043	10,938	11,319
General and administrative expenses	22,975	19,763	68,559	60,972
Catastrophic weather related charges, net	341	173	1,302	(1,987)
Depreciation and amortization	76,532	71,982	229,241	206,192
Loss on extinguishment of debt	12,755	528	13,478	1,255
Interest expense	33,435	35,074	103,385	100,872
Remeasurement of marketable securities	(12,661)	—	(16,548)	—
Other (income) / expense, net (6)	4,408	(1,231)	1,489	3,214
Income from nonconsolidated affiliates	(77)	(126)	(814)	(59)
Current tax expense	420	213	906	612
Deferred tax (benefit) / expense	349	(199)	36	(434)
Preferred return to preferred OP units / equity	1,599	1,152	4,640	3,335
Amounts attributable to noncontrolling interests	5,422	4,071	9,048	8,392
Preferred stock distribution	428	432	1,288	1,305
NOI (1) / Gross Profit	$197,144	$175,457	$532,987	$472,520

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Real Property NOI (1)	$161,929	$143,418	$449,954	$401,066
Home Sales NOI (1) / Gross Profit	13,487	12,439	36,635	31,053
Rental Program NOI (1)	25,706	23,750	78,266	72,424
Ancillary NOI (1) / Gross Profit	13,292	12,247	19,458	17,222
Site rent from Rental Program (included in Real Property NOI) (1) (10)	(17,270)	(16,397)	(51,326)	(49,245)
NOI (1) / Gross Profit	$197,144	$175,457	$532,987	$472,520

3rd Quarter 2019 Supplemental Information     9          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

3rd Quarter 2019 Supplemental Information     10          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Financial Information
Total revenues	$362,443	$312,445	$287,330	$274,004	$323,538
Net income	$64,451	$45,116	$37,127	$10,672	$51,715
Net Income attributable to Sun Communities Inc.	$57,002	$40,385	$34,331	$9,039	$46,060
Basic earnings per share*	$0.63	$0.46	$0.40	$0.11	$0.56
Diluted earnings per share*	$0.63	$0.46	$0.40	$0.11	$0.56

Cash distributions declared per common share*	$0.75	$0.75	$0.75	$0.71	$0.71

Recurring EBITDA (1)	$179,953	$151,502	$147,714	$133,335	$158,129
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$119,496	$108,112	$106,779	$88,562	$117,018
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7)	$137,369	$108,002	$106,259	$92,695	$116,959
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.27	$1.18	$1.19	$0.98	$1.35
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities (1) (7) per share - fully diluted*	$1.46	$1.18	$1.18	$1.03	$1.35

Balance Sheet
Total assets	$7,397,854	$7,222,084	$7,098,662	$6,710,026	$6,653,726
Total debt	$3,271,341	$3,107,775	$3,448,117	$3,124,303	$3,004,929
Total liabilities	$3,720,983	$3,542,188	$3,846,325	$3,479,112	$3,367,285

	Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Operating Information*
Communities	389	382	379	371	370

Manufactured home sites	88,024	87,555	87,425	84,428	84,033
Annual RV sites	25,756	25,009	24,750	24,535	24,109
Transient RV sites	20,882	20,585	20,173	19,491	19,432
Total sites	134,662	133,149	132,348	128,454	127,574

MH occupancy	95.7%	95.7%	95.4%	95.0%	94.9%
RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Total blended MH and RV occupancy	96.7%	96.6%	96.4%	96.1%	96.1%

New home sales	167	139	125	140	146
Pre-owned home sales	739	788	673	738	825
Total home sales	906	927	798	878	971

	Three Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2019
Net Lease Sites (24)
MH net lease sites	296	1,104
RV net lease sites	470	901
Total net leased sites	766	2,005

3rd Quarter 2019 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
Debt Outstanding
Mortgage loans payable	$2,967,128	$2,863,485	$2,879,017	$2,815,957	$2,819,225
Secured borrowings on collateralized receivables (4)	93,669	98,299	102,676	107,731	113,089
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,277	35,277
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	37,338	37,338
Lines of credit (5)	140,632	76,079	396,512	128,000	—
Total debt	$3,271,341	$3,107,775	$3,448,117	$3,124,303	$3,004,929

% Fixed / Floating
Fixed	95.7%	97.6%	88.5%	95.9%	100.0%
Floating	4.3%	2.4%	11.5%	4.1%	—%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Mortgage loans payable	4.13%	4.24%	4.24%	4.22%	4.23%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	6.50%	6.50%	6.50%	6.61%	6.61%
Lines of credit (5)	3.23%	3.34%	3.73%	3.77%	—%
Average before Secured borrowings (4)	4.14%	4.27%	4.22%	4.25%	4.28%
Secured borrowings on collateralized receivables (4)	9.92%	9.93%	9.94%	9.94%	9.95%
Total average	4.30%	4.44%	4.39%	4.45%	4.40%

Debt Ratios
Net Debt / Recurring EBITDA (1) (TTM)	5.3	5.2	6.0	5.6	5.4
Net Debt / Enterprise Value	18.7%	20.2%	24.1%	25.2%	24.1%
Net Debt / Gross Assets	36.0%	35.1%	39.8%	37.7%	35.9%

Coverage Ratios
Recurring EBITDA (1) (TTM) / Interest	4.4	4.2	4.1	4.0	3.9
Recurring EBITDA (1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	4.2	4.0	3.9	3.9	3.8

Maturities / Principal Amortization Next Five Years	Remaining 2019	2020	2021	2022	2023
Mortgage loans payable
Maturities	$—	$58,078	$270,680	$82,155	$185,618
Principal amortization	14,185	56,702	55,804	53,726	52,693
Secured borrowings on collateralized receivables (4)	1,220	5,166	5,553	5,747	5,756
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	35,249	—
Lines of credit (5)	—	3,632	—	—	137,000
Total	$15,405	$123,578	$332,037	$176,877	$381,067

Weighted average rate of maturities	—%	5.92%	5.53%	4.46%	4.08%

3rd Quarter 2019 Supplemental Information     12          Sun Communities, Inc.

Real Property Operations – Same Community(2)
(amounts in thousands except for Other Information)

	Three Months Ended				Nine Months Ended
	September 30, 2019	September 30, 2018	Change	% Change	September 30, 2019	September 30, 2018	Change	% Change
Financial Information
Income from real property(11)	$214,452	$202,133	$12,319	6.1%	$609,841	$574,491	$35,350	6.2%

Property operating expenses
Payroll and benefits	20,418	19,244	1,174	6.1%	55,512	52,387	3,125	6.0%
Legal, taxes, and insurance	2,589	2,600	(11)	(0.4)%	6,911	7,118	(207)	(2.9)%
Utilities (11)	17,382	16,958	424	2.5%	45,060	44,746	314	0.7%
Supplies and repair (12)	9,492	8,575	917	10.7%	23,683	21,473	2,210	10.3%
Other	5,670	6,013	(343)	(5.7)%	15,536	16,103	(567)	(3.5)%
Real estate taxes	14,607	14,110	497	3.5%	44,093	41,772	2,321	5.6%
Property operating expenses	70,158	67,500	2,658	3.9%	190,795	183,599	7,196	3.9%
Real Property NOI(1)	$144,294	$134,633	$9,661	7.2%	$419,046	$390,892	$28,154	7.2%

	As of
	September 30, 2019	September 30, 2018	Change	% Change
Other Information
Number of properties	345

MH occupancy (3)	97.8%
RV occupancy (3)	100.0%
MH & RV blended occupancy (3)	98.3%	96.2%	2.1%

Monthly base rent per site - MH	$573	$551	$22	4.2%	(14)
Monthly base rent per site - RV (13)	$475	$448	$27	6.1%	(14)
Monthly base rent per site - Total (13)	$551	$527	$24	4.5%	(14)

3rd Quarter 2019 Supplemental Information     13          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2019	September 30, 2018	Change	% Change	September 30, 2019	September 30, 2018	Change	% Change
Financial Information
New homes
New home sales	$19,775	$16,433	$3,342	20.3%	$51,860	$42,978	$8,882	20.7%
New home cost of sales	16,761	14,278	2,483	17.4%	44,740	37,187	7,553	20.3%
NOI / Gross Profit (1) – new homes	3,014	2,155	859	39.9%	7,120	5,791	1,329	22.9%
Gross margin % – new homes	15.2%	13.1%	2.1%		13.7%	13.5%	0.2%
Average selling price – new homes*	$118,413	$112,555	$5,858	5.2%	$120,325	$111,342	$8,983	8.1%

Pre-owned homes
Pre-owned home sales	$30,030	$29,698	$332	1.1%	$84,805	$79,270	$5,535	7.0%
Pre-owned home cost of sales	19,557	19,414	143	0.7%	55,290	54,008	1,282	2.4%
NOI / Gross Profit (1) – pre-owned homes	10,473	10,284	189	1.8%	29,515	25,262	4,253	16.8%
Gross margin % – pre-owned homes	34.9%	34.6%	0.3%		34.8%	31.9%	2.9%
Average selling price – pre-owned homes*	$40,636	$35,998	$4,638	12.9%	$38,548	$33,518	$5,030	15.0%

Total home sales
Revenue from home sales	49,805	46,131	3,674	8.0%	136,665	122,248	14,417	11.8%
Cost of home sales	36,318	33,692	2,626	7.8%	100,030	91,195	8,835	9.7%
NOI / Gross Profit (1) – home sales	$13,487	$12,439	$1,048	8.4%	$36,635	$31,053	$5,582	18.0%

Statistical Information
New home sales volume*	167	146	21	14.4%	431	386	45	11.7%
Pre-owned home sales volume*	739	825	(86)	(10.4)%	2,200	2,365	(165)	(7.0)%
Total home sales volume *	906	971	(65)	(6.7)%	2,631	2,751	(120)	(4.4)%

3rd Quarter 2019 Supplemental Information     14          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2019	September 30, 2018	Change	% Change	September 30, 2019	September 30, 2018	Change	% Change
Financial Information
Revenues
Rental home revenue	$14,444	$13,589	$855	6.3%	$42,827	$39,957	$2,870	7.2%
Site rent from Rental Program (1) (10)	17,270	16,397	873	5.3%	51,326	49,245	2,081	4.2%
Rental Program revenue	31,714	29,986	1,728	5.8%	94,153	89,202	4,951	5.6%

Expenses
Repairs and refurbishment	3,644	2,818	826	29.3%	8,751	7,339	1,412	19.2%
Taxes and insurance	1,940	1,593	347	21.8%	5,631	4,708	923	19.6%
Other	424	1,825	(1,401)	(76.8)%	1,505	4,731	(3,226)	(68.2)%
Rental Program operating and maintenance	6,008	6,236	(228)	(3.7)%	15,887	16,778	(891)	(5.3)%
Rental Program NOI (1)	$25,706	$23,750	$1,956	8.2%	$78,266	$72,424	$5,842	8.1%

Other Information
Number of sold rental homes*	317	316	1	0.3%	859	825	34	4.1%
Number of occupied rentals, end of period*					11,170	10,913	257	2.4%
Investment in occupied rental homes, end of period					$570,053	$517,321	$52,732	10.2%
Weighted average monthly rental rate, end of period*					$987	$940	$47	5.0%

3rd Quarter 2019 Supplemental Information     15          Sun Communities, Inc.

Acquisitions and Other Summary (15)
(amounts in thousands except for statistical data)

	Three Months Ended	Nine Months Ended
	September 30, 2019	September 30, 2019
Financial Information
Revenues
Income from real property	$33,035	$63,548

Property and operating expenses
Payroll and benefits	5,007	10,881
Legal, taxes & insurance	379	805
Utilities	3,066	6,490
Supplies and repairs	1,474	3,366
Other	4,682	8,736
Real estate taxes	792	2,362
Property operating expenses	15,400	32,640
Net operating income (NOI) (1)	$17,635	$30,908

		September 30, 2019
Other Information
Number of properties		44
Occupied sites		4,329
Developed sites		4,608
Occupancy %		93.9%
Transient sites		6,515

3rd Quarter 2019 Supplemental Information     16          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	9/30/2019	6/30/2019	3/31/2019	12/31/2018	9/30/2018
FLORIDA
Communities	125	125	125	124	124
Developed sites (16)	39,067	38,879	38,878	37,874	37,879
Occupied (16)	38,155	37,944	37,932	36,868	36,822
Occupancy % (16)	97.7%	97.6%	97.6%	97.3%	97.2%
Sites for development	1,633	1,638	1,685	1,684	1,494
MICHIGAN
Communities	72	72	72	70	70
Developed sites (16)	27,906	27,891	27,777	26,504	26,116
Occupied (16)	26,677	26,591	26,430	25,075	24,830
Occupancy % (16)	95.6%	95.3%	95.2%	94.6%	95.1%
Sites for development	1,115	1,115	1,202	1,202	1,533
TEXAS
Communities	23	23	23	23	23
Developed sites (16)	7,098	6,997	6,953	6,922	6,905
Occupied (16)	6,834	6,683	6,529	6,428	6,301
Occupancy % (16)	96.3%	95.5%	93.9%	92.9%	91.3%
Sites for development	1,086	1,100	1,107	1,121	907
CALIFORNIA
Communities	31	31	31	30	30
Developed sites (16)	5,963	5,946	5,949	5,941	5,932
Occupied (16)	5,917	5,896	5,902	5,897	5,881
Occupancy % (16)	99.2%	99.2%	99.2%	99.3%	99.1%
Sites for development	302	56	56	56	59
ARIZONA
Communities	13	13	13	12	11
Developed sites (16)	4,239	4,235	4,238	3,836	3,826
Occupied (16)	3,852	3,842	3,830	3,545	3,515
Occupancy % (16)	90.9%	90.7%	90.4%	92.4%	91.9%
Sites for development	—	—	—	—	—
ONTARIO, CANADA
Communities	15	15	15	15	15
Developed sites (16)	4,022	3,929	3,832	3,845	3,832
Occupied (16)	4,022	3,929	3,832	3,845	3,832
Occupancy % (16)	100.0%	100.0%	100.0%	100.0%	100.0%
Sites for development	1,675	1,675	1,675	1,682	1,662
INDIANA
Communities	11	11	11	11	11
Developed sites (16)	3,089	3,089	3,089	3,089	3,089
Occupied (16)	2,870	2,849	2,823	2,772	2,778
Occupancy % (16)	92.9%	92.2%	91.4%	89.7%	89.9%
Sites for development	277	277	277	277	277
OHIO
Communities	9	9	9	9	9
Developed sites (16)	2,770	2,770	2,770	2,770	2,770
Occupied (16)	2,703	2,705	2,704	2,693	2,694
Occupancy % (16)	97.6%	97.7%	97.6%	97.2%	97.3%
Sites for development	59	59	59	59	59

3rd Quarter 2019 Supplemental Information     17          Sun Communities, Inc.

Property Summary
(includes MH and Annual RVs)

COMMUNITIES	9/30/2019		6/30/2019	3/31/2019	12/31/2018	9/30/2018
COLORADO
Communities	10		8	8	8	8
Developed sites (16)	2,423		2,335	2,335	2,335	2,335
Occupied (16)	2,325		2,323	2,323	2,320	2,313
Occupancy % (16)	96.0%		99.5%	99.5%	99.4%	99.1%
Sites for development	1,973		2,129	2,129	2,129	2,129
OTHER STATES
Communities	80		75	72	69	69
Developed sites (16)	17,203		16,493	16,354	15,847	15,458
Occupied (16)	16,657		16,026	15,826	15,323	14,932
Occupancy % (16)	96.8%		97.2%	96.8%	96.7%	96.6%
Sites for development	2,437		2,705	2,987	3,048	3,195
TOTAL - PORTFOLIO
Communities	389		382	379	371	370
Developed sites (16)	113,780		112,564	112,175	108,963	108,142
Occupied (16)	110,012		108,788	108,131	104,766	103,898
Occupancy % (16)	96.7%	(17)	96.6%	96.4%	96.1%	96.1%
Sites for development (18)	10,557		10,754	11,177	11,258	11,315
% Communities age restricted	30.8%		31.4%	31.7%	32.1%	32.2%

TRANSIENT RV PORTFOLIO SUMMARY
Location
Florida	5,506		5,693	5,650	5,917	5,786
California	1,970		1,985	1,975	1,765	1,774
Texas	1,642		1,693	1,717	1,752	1,758
Maryland	1,426		1,380	1,375	1,381	1,386
Arizona	1,421		1,424	1,421	1,423	1,057
Ontario, Canada	937		1,043	1,131	1,046	1,056
New York	924		935	929	925	910
New Jersey	868		875	906	884	893
Maine	821		848	857	572	578
Michigan	569		584	611	576	629
Utah	560		562	562	562	562
Indiana	519		519	519	519	519
Other states	3,719		3,044	2,520	2,169	2,524
Total transient RV sites	20,882		20,585	20,173	19,491	19,432

3rd Quarter 2019 Supplemental Information     18          Sun Communities, Inc.

Capital Improvements, Development, and Acquisitions
(amounts in thousands except for *)

	Recurring Capital Expenditures Average/Site*	Recurring Capital Expenditures (19)	Lot Modifications (20)	Acquisitions (21)	Expansion & Development (22)	Revenue Producing (23)
YTD 2019	$192	$16,922	$22,163	$497,123	$203,940	$8,159
2018	$263	$24,265	$22,867	$414,840	$152,672	$3,864
2017	$214	$14,166	$18,049	$204,375	$88,331	$1,990

3rd Quarter 2019 Supplemental Information     19          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

LOCATIONS	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,253	571	189	247	1,001
Michigan	401	365	49	1,056	135
Ontario, Canada	467	177	29	21	219
Texas	245	406	37	267	48
Arizona	62	43	32	9	125
Indiana	45	98	6	191	16
Ohio	71	10	—	106	8
California	63	20	22	6	55
Colorado	2	5	8	52	35
Other states	677	310	59	245	81
Nine Months Ended September 30, 2019	3,286	2,005	431	2,200	1,723

TOTAL FOR YEAR ENDED	Resident Move-outs	Net Leased Sites (24)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2018	3,435	2,600	526	3,103	2,147
2017	2,739	2,406	362	2,920	2,006

PERCENTAGE TRENDS	Resident Move-outs	Resident Re-sales
2019 (TTM)	2.7%	7.1%
2018	2.4%	7.2%
2017	1.9%	6.6%

3rd Quarter 2019 Supplemental Information     20          Sun Communities, Inc.

Footnotes and Definitions

(1)
Investors in and analysts following the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), and earnings before interest, tax, depreciation and amortization (“EBITDA”) as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.

•
FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles (“GAAP”) depreciation and amortization of real estate assets.

•	NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.

•	EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (“Core FFO”). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating activities as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as “EBITDAre”) is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs. Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company’s performance on a basis that is independent of capital structure (“Recurring EBITDA”).

3rd Quarter 2019 Supplemental Information     21          Sun Communities, Inc.

The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company’s cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company’s financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2) Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2019 actual exchange rates.
(3) The Same Community occupancy percentage for 2019 is derived from 107,553 developed sites, of which 105,683 were occupied. The number of developed sites excludes RV transient sites and approximately 1,700 recently completed but vacant MH expansion sites. Without the adjustment for vacant expansion sites, the Same Community occupancy percentage is 95.9 percent for MH, 100.0 percent for RV, and 96.8 percent for the blended MH and RV. The MH and RV blended occupancy is derived from 109,172 developed sites, of which 105,683 were occupied. The Same Community occupancy percentage for 2018 has been adjusted to reflect incremental period-over-period growth from filled expansion sites and the conversion of transient RV sites to annual RV sites.
(4) This is a transferred asset transaction which has been classified as collateralized receivables and the cash received from this transaction has been classified as a secured borrowing. The interest income and interest expense accrue at the same rate and amount.
(5) Lines of credit includes the Company’s MH floor plan facility. The effective interest rate on the MH floor plan facility was 7.0 percent for all periods presented. However, the Company pays no interest if the floor plan balance is repaid within 60 days.
(6)    Other income / (expense), net was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2019	September 30, 2018	September 30, 2019	September 30, 2018
Foreign currency translation gain / (loss)	$(3,121)	$1,547	$(26)	$(2,640)
Contingent liability remeasurement loss	(1,287)	(97)	(1,421)	(285)
Long term lease termination expense	—	(219)	(42)	(289)
Other income / (expense), net	$(4,408)	$1,231	$(1,489)	$(3,214)
(7) The effect of certain anti-dilutive convertible securities is excluded from these items.
(8) These costs represent the expenses incurred to bring recently acquired properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.

(9)
Core FFO(1) includes an adjustment of $(0.4) million and zero for the three and nine months ended September 30, 2019 and $0.3 million and $1.0 million for the three and nine months ended September 30, 2018 for estimated loss of earnings in excess of the applicable business interruption deductible in relation to our Florida Keys communities that require redevelopment due to damages sustained from Hurricane Irma in September 2017, as previously announced. Amounts recognized in 2018 were received in 2019.

(10) The renter’s monthly payment includes the site rent and an amount attributable to the home lease. The site rent is reflected in Real Property Operations’ segment revenue. For purposes of management analysis, site rent is included in Rental Program revenue to evaluate the incremental revenue gains associated with the Rental Program, and to assess the overall growth and performance of the Rental Program and financial impact on the Company’s operations.
(11) Same Community results net $8.9 million and $8.5 million of utility revenue against the related utility expense in property operating and maintenance expense for the quarter ended September 30, 2019 and 2018, respectively. Same Community results net $25.8 million and $24.5 million of utility revenue against the related utility expense in property operating and maintenance expense for the nine months ended September 30, 2019 and 2018, respectively. Additionally, the Company adopted ASC 842, the new leasing standard, as of January 1, 2019 which required the reclassification of bad debt expense from Property operating expense to Income from real property. To assist with comparability within Same Community results, bad debt expense has been reclassified to be shown as a reduction of Income from real property for all periods presented.
(12) Same Community supplies and repair expense excludes $0.3 million and $1.8 million for the three and nine months ended September 30, 2018, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company’s operating standards, including items such as tree trimming and painting costs that do not meet the Company’s capitalization policy.
(13) Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
(14) Calculated using actual results without rounding.

3rd Quarter 2019 Supplemental Information     22          Sun Communities, Inc.

(15) Acquisitions and other is comprised of eleven properties acquired, one property being operated under a temporary use permit, and two properties that we have an interest in, but do not operate in 2019, twenty properties acquired in 2018, three Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, five recently opened ground-up development properties, one property undergoing redevelopment, three properties that we have an interest in, but do not operate, and other miscellaneous transactions and activity.
(16) Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(17) As of September 30, 2019, total portfolio MH occupancy was 95.7 percent inclusive of the impact of approximately 1,700 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(18) Total sites for development were comprised of approximately 74.2 percent for expansion, 19.8 percent for greenfield development and 6.0 percent for redevelopment.
(19) Recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the community. These capital expenditures include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. The minimum capitalized amount is five hundred dollars.
(20) Lot modification capital expenditures improve the asset quality of the community. These costs are incurred when an existing older home moves out, and the site is prepared for a new home, more often than not, a multi-sectional home. These activities, which are mandated by strict manufacturer’s installation requirements and state building code, include items such as new foundations, driveways, and utility upgrades.
(21) Capital expenditures related to acquisitions represent the purchase price of existing operating communities and land parcels to develop expansions or new communities. These costs for the nine months ended September 30, 2019 include $36.6 million of capital improvements identified during due diligence that are necessary to bring the communities to the Company’s operating standards. For the years ended December 31, 2018 and 2017, these costs were $94.6 million and $84.0 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(22) Expansion and development expenditures consist primarily of construction costs and costs necessary to complete home site improvements, such as driveways, sidewalks and landscaping.
(23) Capital costs related to revenue generating activities consist primarily of garages, sheds, sub-metering of water, sewer and electricity. Revenue generating attractions at our RV resorts are also included here and, occasionally, a special capital project requested by residents and accompanied by an extra rental increase will be classified as revenue producing.
(24) Net leased sites do not include occupied sites acquired during that year.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.

3rd Quarter 2019 Supplemental Information     23          Sun Communities, Inc.